Exhibit 10.2

Execution Version

SERVICES AGREEMENT AMENDMENT

SERVICES AGREEMENT AMENDMENT, dated as of May 8, 2017 (this “Amendment”), between NRG Energy, Inc., a Delaware corporation (“NRG”) and GenOn Energy, Inc., a Delaware corporation (“GenOn” and, together with NRG, the “Parties”).

RECITALS:

WHEREAS, the Parties are parties to the Services Agreement dated as of December 20, 2012 (the “Services Agreement”);(1)

WHEREAS, on May 4, 2017, GenOn commenced an offering (the “Offering”) of new, senior secured first lien secured notes due 2022 (the “New Notes”) pursuant to that certain Preliminary Offering Circular dated May 4, 2017 as may be amended, supplemented, or modified, (the “Offering Circular”);

WHEREAS, in connection with the Offering, GenOn will enter into an Escrow and Security Agreement to govern, among other things, the release of proceeds raised in the Offering, the form of which is attached as Annex A to the Offering Circular (the “Escrow Agreement”);

WHEREAS, each of the Parties is also party to that certain Revolving Credit Agreement, dated as of December 14, 2012, as amended by that certain Amendment No. 1 to Revolving Credit Agreement, dated as of December 13, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”);

WHEREAS, the Parties are amending the Revolving Credit Agreement as set forth in that certain Amendment No. 2 to the Revolving Credit Agreement, dated as of the date hereof, by and among GenOn and NRG Americas, Inc., each a borrower, NRG as Administrative Agent and the lender party thereto (the “Revolving Credit Agreement Amendment”), and as a result, among others, NRG is willing to agree to a reduction in the aggregate annual Fee for the Services as described herein; and

WHEREAS, pursuant to Section 9.04 of the Services Agreement, the Parties have agreed to amend the Services Agreement as set forth herein.  In connection therewith and in accordance with Section 9.04 of the Services Agreement, the parties hereto wish to amend the Services Agreement in the following respects.

NOW, THEREFORE, in consideration of the foregoing, including the commencement of the Offering and Revolving Credit Agreement Amendment, among others,

(1)         Capitalized terms used but not defined herein shall have the meanings assigned to them in the Services Agreement.

and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I          AMENDMENTS TO THE SERVICES AGREEMENT.

SECTION 1.01     Amendment of Section 4.01.  Section 4.01 shall be amended to insert a new subparagraph (c) as follows:

(c) In the event that, on or before June 15, 2017, (i) the Company and the Initial Issuer (as defined in the Revolving Credit Agreement Amendment) consummate a special mandatory redemption of the New Notes pursuant to the Indenture (as such term is defined in the Escrow Agreement) and (ii) GenOn commences a voluntary bankruptcy case under chapter 11 of title 11 of the United States Code, without an agreement regarding a chapter 11 plan of reorganization with an ad hoc group of holders of GenOn 7.875% Senior Notes due 2017, 9.500% Notes due 2018, and 9.875% Notes due 2020 (collectively, the “GenOn Notes”) and GenOn Americas Generation, LLC 8.50% Senior Notes due 2021 and 9.125% Senior Notes due 2031 (collectively, the “GAG Notes”) that collectively hold (x) 2/3 in amount of the aggregate principal and accrued and unpaid interest outstanding in respect of the GenOn Notes and (y) 2/3 in amount of the aggregate principal and accrued and unpaid interest outstanding in respect of the GAG Notes, GenOn shall be entitled to a one-time credit equal to four percent (4%) of the aggregate principal amount of the New Notes plus accrued interest thereon from the date of entry into the Escrow Agreement to (but not including) the date of any special mandatory redemption of the New Notes pursuant to the Indenture (as such term is defined in the Escrow Agreement) (the “Offering Credit”).  The Offering Credit, if any, shall be applied against the amounts GenOn is required to pay under the Services Agreement, in whole or in increments, as and when such amounts are payable, until such time as the Offering Credit has been fully applied.

SECTION 1.02     Amendment of Exhibit B.  Exhibit B shall be amended as follows:

Upon the occurrence of the Amendment No. 2 Effective Date (as defined in the Revolving Credit Agreement Amendment), the annual Fee for the Services under the Services Agreement, from and after January 1, 2017 and for any Renewal Periods thereafter, shall be One Hundred Forty-Two Million Six Hundred Thousand Dollars (US $142,600,000), per year, pro-rated for any partial year.

ARTICLE II        MISCELLANEOUS PROVISIONS.

SECTION 2.01.    Conditions to Effectiveness.  This Amendment shall become effective upon execution and delivery of this Amendment by each of the Parties hereto.

SECTION 2.02.    Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this

Amendment electronically or by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 2.03     Governing Law.  THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 2.04     Effect of the Amendment.  Except as specifically amended herein, the Services Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Services Agreement, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Services Agreement, any reference in any of such items to the Services Agreement being sufficient to refer to the Services Agreement as amended hereby.

SECTION 2.05     Reservation of Rights.  The Parties agree that nothing in this Amendment or otherwise shall operate as, or be deemed to be, a waiver or modification of any of the Parties’ rights or remedies under, relating to,  or concerning the Services Agreement or otherwise other than as set forth herein, and the Parties hereby expressly reserve all such rights and remedies.  Without limiting the generality of the forgoing, each Party expressly reserves all rights and remedies available under all applicable law, including any and all claims that now exist or hereafter arise, and this Amendment shall not operate as and does not constitute a waiver of any past, present or future breach or default under the Services Agreement, or any other claims, including any claims arising under any applicable fraudulent transfer statutes, and does not directly or indirectly: (i) impair, prejudice or otherwise adversely affect either Party’s ability at any time to exercise any right or remedy under the Services Agreement or applicable law or (ii) constitute any course of dealing or other basis for altering any obligation of either Party or any right or remedy of either Party under the Services Agreement or any other contract or instrument, or under applicable law, except as expressly provided for herein.  The Parties expressly reserve their rights with respect to any and all fees, costs, and expenses that it may seek in the form of reimbursement or otherwise.  Nothing in this Amendment shall:  (x) be construed in any manner whatsoever to create an inference, or serve as the basis for an inference to be drawn, concerning the Fee in the Services Agreement and the Fee as amended by this Amendment and described in the amendment to Exhibit B, either separately or when compared; (y) be construed as an admission or operate as an admission of liability or wrongdoing on the part of any Party; or (z) operate as a waiver of any claims, rights, defenses or counterclaims, in law or in equity with respect to the Services Agreement, the Fee contained therein, the Fee as amended by this Amendment and described in the amendment to Exhibit B, and any calculation thereof.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  Each Party hereby acknowledges that it has been induced to enter into this Amendment by, among other things, the mutual waivers and certifications in this paragraph.

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IN WITNESS WHEREOF, the parties have caused this Services Agreement Amendment to be duly executed by their respective officers as of the day and year first above written.

NRG Energy, Inc.

By:	/s/ Gaëtan Frotté
Name:	Gaëtan Frotté
Title:	Treasurer

GenOn Energy, Inc.

By:	/s/ Mark A. McFarland
Name:	Mark A. McFarland
Title:	Chief Executive Officer